Exhibit 99.1

Contact:	Adam N. Satterfield
Senior Vice President, Finance and Chief Financial Officer
(336) 822-5721

OLD DOMINION FREIGHT LINE REPORTS FIRST QUARTER 2020

EARNINGS PER DILUTED SHARE OF $1.11

Operating Ratio Improves 60 Basis Points to 81.4%

THOMASVILLE, N.C. – (April 23, 2020) – Old Dominion Freight Line, Inc. (Nasdaq: ODFL) today announced financial results for the three-month period ended March 31, 2020.  The financial results for the first quarter of 2020 include $10.1 million of expense related to special employee bonus payments made in March.  These bonus payments were provided to non-executive employees in appreciation for their extraordinary effort in responding to the COVID-19 pandemic.

All prior-period share and per share data in this release have been adjusted to reflect the Company’s March 2020 three-for-two stock split.

	Three Months Ended
	March 31,
(In thousands, except per share amounts)	2020	2019	% Chg.
Total revenue	$987,364	$990,782	(0.3)%
LTL services revenue	$974,431	$976,563	(0.2)%
Other services revenue	$12,933	$14,219	(9.0)%
Operating income	$183,170	$178,426	2.7%
Operating ratio	81.4%	82.0%
Net income	$133,177	$133,323	(0.1)%
Diluted earnings per share	$1.11	$1.10	0.9%
Diluted weighted average shares outstanding	119,806	121,715	(1.6)%

“Old Dominion produced solid financial results in the first quarter of 2020, which included a new first-quarter Company record for our operating ratio,” said Greg C. Gantt, President and Chief Executive Officer of Old Dominion.  “We were pleased to improve our operating ratio and increase earnings per diluted share despite the slight decrease in revenue.  While revenue was lower, our results for most of the first quarter were in line with the expectations we had at the beginning of 2020.  Demand for our services declined in the last half of March, however, due to the widespread effects of the COVID-19 pandemic on the domestic economy.

“The decrease in revenue in the first quarter was due to a 3.9% decrease in LTL tons per day that was partially offset by a 2.6% increase in LTL revenue per hundredweight.  Excluding fuel surcharges, LTL revenue per hundredweight increased 3.3% over the same period of the prior year.  The decrease in LTL tons per day reflects a 5.1% decrease in LTL shipments per day that was partially offset by a 1.3% increase in LTL weight per shipment.  As the domestic economy changed in the last half of March, so did our mix of business.  We experienced a significant increase in our average weight per shipment and this trend has also continued into April.  While this helped offset the decline in shipments per day, an

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ODFL Reports First-Quarter Financial Results

April 23, 2020

increase in average weight per shipment generally has the effect of reducing revenue per hundredweight. Our revenue per hundredweight trends may continue to be affected by changes in our business mix, but they do not indicate a change in our pricing philosophy.  We intend to maintain our long-term and consistent approach to pricing, as we believe our disciplined approach has been one of the key elements in improving profitability and continues to support our long-term growth initiatives.

“Our operating ratio improved 60 basis points to 81.4% from 82.0% for the first quarter of 2019 despite the decrease in revenue and extra expense related to the special employee bonus payments made in March 2020.  While a decrease in revenue generally has a deleveraging effect on our operating costs, the quality of our revenue and increased operating efficiencies allowed us to improve our direct operating costs as a percent of revenue.  This improvement more than offset the slight deterioration in our overhead costs as a percent of revenue.

“As the economy declined due to the unprecedented stay-at-home and similar orders issued throughout the country, we have quickly adapted to the decrease in our business levels. We are also well positioned to respond to increases in customer demand that may occur once these orders are terminated or become less restrictive.  Regardless of the economic environment, we will continue to focus on managing our variable costs while also diligently controlling discretionary spending.  Rest assured, however, that our focus will remain on the long-term potential of our business to help ensure that we have all elements of capacity available to support our customers when their business levels return to normal.”

Cash Flow and Use of Capital

Old Dominion’s net cash provided by operating activities was $204.0 million for the first quarter of 2020. The Company had $357.0 million in cash and cash equivalents and a ratio of debt-to-total capitalization of 1.5% at March 31, 2020.

Capital expenditures were $52.2 million for the first quarter of 2020. The Company reduced its planned expenditures for real estate during the first quarter by approximately $50 million, as certain projects will be deferred to a future period due to the current trend for shipments.  The Company now expects its aggregate capital expenditures for 2020 to total approximately $265 million, including planned expenditures of $195 million for real estate and service center expansion projects; $20 million for tractors and trailers; and $50 million for information technology and other assets.

Old Dominion returned $196.6 million of capital to its shareholders in the first quarter of 2020, consisting of $178.3 million of share repurchases and $18.3 million of cash dividends.

Summary

Mr. Gantt concluded, “Old Dominion’s first quarter results once again proved the value of our team and their consistent execution of our long-term strategic plan of providing superior service at a fair price.  This plan has differentiated us from our competition over the years and provided us with the foundation to win long-term market share.  While we have faced many challenges in the current environment, our commitment to our employees and their dedication to servicing the needs of our customers have not wavered.  We are confident that we can continue to deliver our value proposition even as we deal with ongoing economic uncertainty.  Our balance sheet is strong, as is the dedication and resiliency of our employees.  As a result, we believe that we can effectively manage through an economic downturn while positioning the Company for long-term success once the economic recovery begins.”

Old Dominion will hold a conference call to discuss this release today at 10:00 a.m. Eastern Time. Investors will have the opportunity to listen to the conference call live over the internet by going to ir.odfl.com. Please log on at least 15 minutes early to register, download and install any necessary audio software. For those who cannot listen to the live broadcast, a replay will be available at this website shortly after the call and will be available for 30 days.  A telephonic replay will also be available through May 1, 2020, at (719) 457-0820, Confirmation Number 1502975.

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ODFL Reports First-Quarter Financial Results

April 23, 2020

Forward-looking statements in this news release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. We caution the reader that such forward-looking statements involve risks and uncertainties that could cause actual events and results to be materially different from those expressed or implied herein, including, but not limited to, the following:

(1) the competitive environment with respect to industry capacity and pricing, including the use of fuel surcharges, which could negatively impact our total overall pricing strategy and our ability to cover our operating expenses; (2) our ability to collect fuel surcharges and the effectiveness of those fuel surcharges in mitigating the impact of fluctuating prices for diesel fuel and other petroleum-based products; (3) the negative impact of any unionization, or the passage of legislation or regulations that could facilitate unionization, of our employees; (4) the challenges associated with executing our growth strategy, including our ability to successfully consummate and integrate any acquisitions; (5) changes in our goals and strategies, which are subject to revision at any time at our discretion; (6) various economic factors such as recessions, downturns in the economy, global uncertainty and instability, changes in international trade policies, changes in U.S. social, political, and regulatory conditions or a disruption of financial markets, which may decrease demand for our services or increase our costs; (7) public health issues such as the current COVID-19 pandemic; (8) changes in relationships with our significant customers; (9) the impact of changes in tax laws, rates, guidance and interpretations, including those related to certain provisions of the Tax Cuts and Jobs Act; (10) increases in driver and maintenance technician compensation or difficulties attracting and retaining qualified drivers and maintenance technicians to meet freight demand; (11) our exposure to claims related to cargo loss and damage, property damage, personal injury, workers’ compensation, group health and group dental, including increased premiums, adverse loss development, increased self-insured retention or deductible levels and claims in excess of insured coverage levels; (12) cost increases associated with employee benefits, including costs associated with employee healthcare plans; (13) the availability and cost of capital for our significant ongoing cash requirements; (14) the availability and cost of new equipment and replacement parts, including regulatory changes and supply constraints that could impact the cost of these assets; (15) decreases in demand for, and the value of, used equipment; (16) the availability and cost of diesel fuel; (17) the costs and potential liabilities related to compliance with, or violations of, existing or future governmental laws and regulations, including environmental laws, engine emissions standards, hours-of-service for our drivers, driver fitness requirements and new safety standards for drivers and equipment; (18) the costs and potential liabilities related to various legal proceedings and claims that have arisen in the ordinary course of our business, some of which include collective and/or class action allegations; (19) the costs and potential liabilities related to governmental proceedings, inquiries, notices or investigations; (20) the costs and potential liabilities related to our international business relationships; (21) the costs and potential adverse impact of compliance with, or violations of, current and future rules issued by the Department of Transportation, the Federal Motor Carrier Safety Administration (the “FMCSA”) and other regulatory agencies; (22) the costs and potential adverse impact of compliance associated with FMCSA’s electronic logging device (“ELD”) regulations and guidance, including the operation of our fleet and safety management systems on the ELD hardware and software platform; (23) seasonal trends in the less-than-truckload (“LTL”) industry, including harsh weather conditions and disasters; (24) our ability to retain our key employees and continue to effectively execute our succession plan; (25) the concentration of our stock ownership with the Congdon family; (26) the costs and potential adverse impact associated with future changes in accounting standards or practices; (27) potential costs and liabilities associated with cyber incidents and other risks with respect to our systems and networks or those of our third-party service providers, including system failure, security breach, disruption by malware or ransomware or other damage; (28) failure to comply with data privacy, security or other laws and regulations; (29) failure to keep pace with developments in technology, any disruption to our technology infrastructure, or failures of essential services upon which our technology platforms rely, which could cause us to incur costs or result in a loss of business; (30) the costs and potential adverse impact associated with transitional challenges in upgrading or enhancing our technology systems; (31) legal, regulatory or market responses to climate change concerns; (32) damage to our reputation through unfavorable perceptions or publicity, including those related to environmental, social and governance issues, cybersecurity and data privacy concerns; (33) failure to adapt to new technologies implemented by our competitors in the LTL and transportation industry; (34) the costs and potential adverse impact of compliance with anti-terrorism measures on our business; (35) dilution to existing shareholders caused by any issuance of additional equity; (36) the impact of a quarterly cash dividend or the failure to declare future cash dividends; (37) fluctuations in the amount and frequency of our stock repurchases; (38) recent and future volatility in the market value of our common stock; (39) the impact of certain provisions in our articles of incorporation, bylaws, and

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ODFL Reports First-Quarter Financial Results

April 23, 2020

Virginia law that could discourage, delay or prevent a change in control of us or a change in our management; and (40) other risks and uncertainties described in our most recent Annual Report on Form 10-K and other filings with the SEC. Our forward-looking statements are based upon our beliefs and assumptions using information available at the time the statements are made. We caution the reader not to place undue reliance on our forward-looking statements as (i) these statements are neither a prediction nor a guarantee of future events or circumstances and (ii) the assumptions, beliefs, expectations and projections about future events may differ materially from actual results. We undertake no obligation to publicly update any forward-looking statement to reflect developments occurring after the statement is made, except as otherwise required by law.

Old Dominion Freight Line, Inc. is a leading, less-than-truckload (“LTL”), union-free motor carrier providing regional, inter-regional and national LTL services through a single integrated organization. Our service offerings, which include expedited transportation, are provided through an expansive network of service centers located throughout the continental United States. Through strategic alliances, the Company also provides LTL services throughout North America. In addition to its core LTL services, the Company offers a range of value-added services including container drayage, truckload brokerage and supply chain consulting.

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ODFL Reports First-Quarter Financial Results

April 23, 2020

OLD DOMINION FREIGHT LINE, INC.
Statements of Operations

	First Quarter
(In thousands, except per share amounts)	2020		2019
Revenue	$987,364	100.0%	$990,782	100.0%

Operating expenses:
Salaries, wages & benefits	524,483	53.1%	522,344	52.7%
Operating supplies & expenses	107,693	10.9%	121,357	12.2%
General supplies & expenses	33,608	3.4%	31,560	3.2%
Operating taxes & licenses	29,314	3.0%	29,071	2.9%
Insurance & claims	9,850	1.0%	11,172	1.1%
Communications & utilities	8,191	0.8%	7,839	0.8%
Depreciation & amortization	65,435	6.6%	63,073	6.4%
Purchased transportation	20,800	2.1%	20,687	2.1%
Miscellaneous expenses, net	4,820	0.5%	5,253	0.6%

Total operating expenses	804,194	81.4%	812,356	82.0%

Operating income	183,170	18.6%	178,426	18.0%

Non-operating expense (income):
Interest expense	100	0.0%	122	0.0%
Interest income	(1,248)	(0.1)%	(1,483)	(0.1)%
Other expense (income), net	3,617	0.4%	(600)	(0.1)%

Income before income taxes	180,701	18.3%	180,387	18.2%

Provision for income taxes	47,524	4.8%	47,064	4.7%

Net income	$133,177	13.5%	$133,323	13.5%

Earnings per share:
Basic	$1.12		$1.10
Diluted	1.11		1.10

Weighted average outstanding shares:
Basic	119,050		121,550
Diluted	119,806		121,715

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ODFL Reports First-Quarter Financial Results

April 23, 2020

OLD DOMINION FREIGHT LINE, INC.
Operating Statistics

	First Quarter
	2020	2019	% Chg.
Work days	64	63	1.6%
Operating ratio	81.4%	82.0%
LTL intercity miles (1)	155,949	159,654	(2.3)%
LTL tons (1)	2,153	2,206	(2.4)%
LTL tonnage per day	33,641	35,016	(3.9)%
LTL shipments (1)	2,716	2,818	(3.6)%
LTL shipments per day	42,438	44,730	(5.1)%
LTL revenue per intercity mile	$6.26	$6.11	2.5%
LTL revenue per hundredweight	$22.68	$22.10	2.6%
LTL revenue per hundredweight, excluding fuel surcharges	$19.89	$19.26	3.3%
LTL revenue per shipment	$359.64	$346.02	3.9%
LTL revenue per shipment, excluding fuel surcharges	$315.43	$301.56	4.6%
LTL weight per shipment (lbs.)	1,586	1,566	1.3%
Average length of haul (miles)	919	918	0.1%
Average full-time employees	19,948	21,044	(5.2)%

(1)	In thousands
Note:

Our LTL operating statistics exclude certain transportation and logistics services where pricing is generally not determined by weight. These statistics also exclude adjustments to revenue for undelivered freight required for financial statement purposes in accordance with our revenue recognition policy.

OLD DOMINION FREIGHT LINE, INC.
Balance Sheets

	March 31,	December 31,
(In thousands)	2020	2019
Cash and cash equivalents	$356,972	$403,571
Other current assets	474,034	463,263
Total current assets	831,006	866,834
Net property and equipment	2,953,990	2,968,835
Other assets	149,990	159,899
Total assets	$3,934,986	$3,995,568

Current maturities of long-term debt	$45,000	$-
Other current liabilities	383,295	366,085
Current liabilities	$428,295	$366,085
Long-term debt	-	45,000
Other non-current liabilities	490,642	503,766
Total liabilities	$918,937	914,851
Equity	3,016,049	3,080,717
Total liabilities & equity	$3,934,986	$3,995,568

Note: The financial and operating statistics in this press release are unaudited.

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